EXHIBIT 10.20

THIRD AMENDMENT

TO

ALLERGAN, INC.

SAVINGS AND INVESTMENT PLAN

(RESTATED 2008)

The ALLERGAN, INC. SAVINGS AND INVESTMENT PLAN (the “Plan”) is hereby amended as follows:

1.	Effective January 1, 2008, Section 2.22 is hereby amended to read as follows:

“Eligible Retirement Plan.    “Eligible Retirement Plan” shall mean (i) an individual retirement account or annuity described in Code Section 408(a) or 408(b) or a Roth IRA described in Code Section 408A(b), (ii) a qualified retirement plan described in Code Section 401(a) or 403(a) that accepts Eligible Rollover Distributions, (iii) an annuity contract described in Code Section 403(b) that accepts Eligible Rollover Distributions, and (iv) an eligible plan described in Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that accepts Eligible Rollover Distributions and agrees to separately account for amounts transferred into such plan from this Plan. Notwithstanding the foregoing, with respect to a non-spouse Beneficiary, “Eligible Retirement Plan” shall refer only to an individual retirement account or annuity described in Code Section 408(a) or 408(b) or a Roth IRA described in Code Section 408A(b).”

2.	Effective January 1, 2008, Section 2.23 is hereby amended to read as follows:

“Eligible Rollover Distribution.    “Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution shall not include:

(a)    any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee of the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more;

(b)    any distribution to the extent such distribution is required under Code section 401(a)(9);

(c)    the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

(d)    any hardship withdrawal made pursuant to Section 8.1(e); and

(e)    any other distribution that is reasonably expected to total less than $200 during the year.

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After Tax Deposits or the portion consists of rollover after tax employee contributions made pursuant to Section 4.8 which are not includible in gross income. However, such portion(s) may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or 408(b), to a qualified trust described in Code Section 401(a) or qualified annuity plan under Code Section 403(a), or, on or after January 1, 2007, to an annuity contract described in Code Section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. For purposes of this Section, “Distributee” shall mean any Employee or former Employee receiving a distribution from the Plan. A Distributee also includes the Employee or former Employee’s surviving spouse and the Employee or former Employee’s spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order (as defined in Article XV) with regard to the interest of the spouse or former spouse and, on or after January 1, 2007, the Employee or former Employee’s Beneficiary.”

3.	Effective January 1, 2008, Section 4.4(b) is hereby amended to read as follows:

“(b)    The amount of income or loss attributable to any excess Before Tax Deposits described in paragraph (a) above shall be equal to the income or loss allocable to the Participant’s Before Tax Deposits Account for the Plan Year multiplied by a fraction, the numerator of which is the excess Before Tax Deposits as determined under paragraph (a) above, and the denominator of which is the balance of the Participant’s Before Tax Deposits Account as of the last day of the Plan Year, without regard to any income or loss allocable to such Account during the Plan Year.”

4.	Effective January 1, 2008, the text of Section 4.4(c) is hereby removed in its entirety and the section is reserved for future use.

IN WITNESS WHEREOF, Allergan, Inc. hereby executes this Third Amendment to the Allergan, Inc. Savings and Investment Plan (Restated 2008) on this 12th day of October, 2009.

By:	/s/ Dianne Dyer-Bruggeman
Dianne Dyer-Bruggeman
Executive Vice President, Human Resources